UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2015

UNUM GROUP
(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address of principal executive offices)(Zip Code)

(423) 294-1011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On February 12, 2015, Unum Group (the “Company”) made available a Supplemental Exhibit to illustrate the anticipated changes to the presentation of the Company's prior period financial results as a result of the retrospective adoption, effective January 1, 2015, of Accounting Standards Update No. 2014-01.

In January 2014, the Financial Accounting Standards Board issued an accounting standards update (ASU 2014-01) to amend Accounting Standards Codification 323 "Investments - Equity Method and Joint Ventures" permitting entities to make an accounting policy election to account for investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. Under the proportional amortization method, an entity amortizes the initial cost of the investment in proportion to the tax credits and other tax benefits received and recognizes the net investment performance in the income statement as a component of income tax expense (benefit). The Company elected to adopt this guidance effective January 1, 2015 and applied the amendments retrospectively, adjusting all prior periods.

This information is being made available to provide investors with an opportunity to become familiar with the expected impact of the accounting standards update to the Company's financial results and the presentation thereof prior to the Company's earnings release for the quarter ended March 31, 2015. A copy of the Supplemental Exhibit is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference and furnished herewith.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.	The following exhibit is furnished (but not filed) with this report:

99.1	Supplemental Exhibit (Unaudited) of Financial Results as Adjusted for Accounting Standards Update for Investments in Qualified Affordable Housing Projects (ASU 2014-01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: February 12, 2015	By:	/s/ Susan N. Roth
		Name:	Susan N. Roth
		Title:	Vice President, Transactions, SEC
and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Supplemental Exhibit (Unaudited) of Financial Results as Adjusted for Accounting Standards Update for Investments in Qualified Affordable Housing Projects (ASU 2014-01).